                            THIRD AMENDMENT AGREEMENT


         This Third Amendment Agreement (this "Amendment") is made as of the 14th day of November, 2001, by and among PARK-OHIO INDUSTRIES, INC., an Ohio corporation ("Borrower"), the banking institutions listed on SCHEDULE 1 to the Credit Agreement, as hereinafter defined ("Banks"), KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Banks ("Agent"), and THE HUNTINGTON NATIONAL BANK, as co-agent for the Banks ("Co-Agent").

         WHEREAS, Borrower, Agent and the Banks are parties to a certain Credit and Security Agreement, dated as of December 21, 2000, as amended and as the same may from time to time be further amended, restated or otherwise modified, which provides, among other things, for loans and letters of credit aggregating One Hundred Eighty Million Dollars ($180,000,000), all upon certain terms and conditions stated therein (the "Credit Agreement");

         WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof; and

         WHEREAS, each capitalized term used herein shall be defined in accordance with the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, Borrower, Agent and the Banks hereby agree as follows:

         1. AMENDMENTS TO DEFINITIONS. Article I of the Credit Agreement is hereby amended to delete the definitions of "Applicable Commitment Fee Rate", "Applicable Margin", "Commitment", "Guarantor of Payment", "Material Adverse Effect", "Permitted Foreign Subsidiary Investments and Loans" and "Revolving Credit Commitment" in their entirety and to substitute in place thereof, respectively, the following:

                  "Applicable Commitment Fee Rate" shall mean:

                  (a) for any date prior to November 14, 2001, the Applicable Commitment Fee Rate in effect prior to November 14, 2001;

                  (b) from November 14, 2001 through April 30, 2002, fifty (50) basis points; and

                  (c) commencing with the financial statements for the fiscal quarter ending December 31, 2001, the number of basis points set forth in the following matrix, based upon the result of the computation of the Senior Debt Coverage Ratio, shall be used to establish the number of basis points that will go into effect on May 1, 2002 and thereafter:

                  ------------------------------------------- ----------------------------------
                               SENIOR DEBT                             APPLICABLE
                              COVERAGE RATIO                       COMMITMENT FEE RATE
                  ------------------------------------------- ----------------------------------
                  Greater than or equal to 2.25 to 1.00                50 basis points
                  ------------------------------------------- ----------------------------------
                  Less than 2.25 to 1.00                               25 basis points
                  ------------------------------------------- ----------------------------------

         Changes to the Applicable Commitment Fee Rate shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, should have received, pursuant to Section 5.3(a) and
         (b) hereof, the financial statements of Borrower. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VIII and IX hereof.

                  "Applicable Margin" shall mean:

                  (a) for any date prior to November 14, 2001, the Applicable Margin in effect prior to November 14, 2001;

                  (b) from November 14, 2001 through April 30, 2002, one hundred
         (100) basis points for each Base Interest Segment (LIBOR Interest Segments shall be unavailable), with the understanding that the interest rate for all Loans shall be a rate per annum equal to one hundred (100) basis points in excess of the Base Rate from time to time in effect; and

                  (c) commencing with the financial statements for the fiscal quarter ending December 31, 2001, the number of basis points (for each Base Interest Segment or LIBOR Interest Segment, as appropriate) set forth in the following matrix, based upon the result of the computation of the Senior Debt Coverage Ratio, shall be used to establish the number of basis points that will go into effect on May 1, 2002 and thereafter:

                  -------------------------------- -------------------------------- --------------------------------
                            SENIOR DEBT                APPLICABLE BASIS POINTS          APPLICABLE BASIS POINTS
                          COVERAGE RATIO                    FOR EACH BASE                   FOR EACH LIBOR
                                                          INTEREST SEGMENT                 INTEREST SEGMENT
                  -------------------------------- -------------------------------- --------------------------------
                  Greater than or equal to 2.75           100 basis points              LIBOR Interest Segment
                  to 1.00                                                                    Not Available
                  -------------------------------- -------------------------------- --------------------------------
                  Greater than or equal to 2.50           150 basis points                 350 basis points
                  to 1.00, but less than 2.75 to
                  1.00
                  -------------------------------- -------------------------------- --------------------------------

                  -------------------------------- -------------------------------- --------------------------------
                  Greater than or equal to 2.25           125 basis points                 325 basis points
                  to 1.00, but less than 2.50 to
                  1.00
                  -------------------------------- -------------------------------- --------------------------------
                  Greater than or equal to 2.00
                  to 1.00, but less than 2.25 to          100 basis points                 300 basis points
                  1.00
                  -------------------------------- -------------------------------- --------------------------------
                  Less than 2.00 to 1.00                   50 basis points                 275 basis points
                  -------------------------------- -------------------------------- --------------------------------

         Changes to the Applicable Margin shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, should have received, pursuant to Section 5.3(a) and (b) hereof, the financial statements of Borrower. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VIII and IX hereof.

                  "Commitment" shall mean the obligation hereunder of each Bank to make Loans and participate in the issuance of Letters of Credit pursuant to the Revolving Credit Commitment up to the Maximum Amount for such Bank (or such lesser amount as shall be determined pursuant to Section 2.5(c) hereof).

                  "Guarantor of Payment" shall mean any one of the Companies listed on SCHEDULE 2 hereto, which Companies are each executing and delivering a Guaranty of Payment, or any other Person that shall execute and deliver a Guaranty of Payment to Agent, for the benefit of the Banks, subsequent to the Closing Date; provided, however, that all references to Guarantor of Payment in Article V and Section 2.1B hereof shall be deemed to exclude Parent.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Borrower, (b) the business, operations, property, condition (financial or otherwise) or prospects of Parent, or
         (c) the business, operations, property, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole.

                  "Permitted Foreign Subsidiary Investments and Loans" shall mean (a) the investments by Borrower or a Domestic Subsidiary in Foreign Subsidiaries existing as of the Closing Date, as set forth on
         SCHEDULE 5.11(B) hereto; (b) loans and investments by Borrower or a Domestic Subsidiary to or in a Foreign Subsidiary (other than MP Colinet) in the aggregate amount for all such loans and investments of Fifteen Million Dollars ($15,000,000); and (c) unsecured Indebtedness of MP Colinet to any Person (other than a Company), so long as the aggregate amount of all such Indebtedness of MP Colinet shall not exceed Seven Million Dollars ($7,000,000) at any time.

                  "Revolving Credit Commitment" shall mean the obligation hereunder of the Banks, during the Commitment Period, to make Revolving Loans and to participate in the issuance of Letters of Credit, up to an aggregate principal amount outstanding at any time equal to the lesser of (a) the Total Commitment Amount or (b) the Maximum Revolving Amount.

         2. AMENDMENTS TO ADD NEW DEFINITIONS. Article I of the Credit Agreement is hereby amended to add the following new definitions thereto:

                  "Additional Amount" shall mean (a) an amount determined by Agent on the Adjustment Date (so long as Agent and the Banks shall have received the results of the Fixed Asset Appraisal) equal to (i) (A) the Revolving Credit Exposure as determined by Agent at 9:00 A.M. (Cleveland, Ohio time) on the Adjustment Date, or, if less, the amount of Revolving Credit Exposure that would cause Borrower to have a ratio of Consolidated Senior Funded Indebtedness (as determined at 9:00 A.M. (Cleveland, Ohio time) on the Adjustment Date) to Consolidated EBITDA (as determined on the Adjustment Date for the most recently completed four fiscal quarters of Borrower) of no greater than 3.40 to 1.00 (the "Adjustment Date Credit Exposure"), plus (B) an amount equal to ten percent (10%) of the Adjustment Date Credit Exposure, minus (ii) the Borrowing Base, as calculated on the Adjustment Date, or (b) such greater amount as shall be agreed to by Agent and the Required Banks based upon the results of the Fixed Asset Appraisal.

                  "Adjustment Date" shall mean the later of (a) January 15, 2002, or (b) fourteen (14) days after the date of issuance of the Asset Based Lending Examination.

                  "Asset Based Lending Examination" shall mean a comprehensive asset based lending field examination conducted by Agent (or its affiliates or representatives, as the case may be) of the inventory, accounts receivable and other personal property of the Companies.

                  "Availability" shall mean, at any time, an amount equal to the difference between the Revolving Credit Commitment, and the Revolving Credit Exposure.

                  "Borrowing Base" shall mean, at any date, an amount not in excess of the sum of (a) eighty percent (80%) of the amount due and owing on Eligible Accounts Receivable, plus (b) the lesser of (i) fifty percent (50%) of the aggregate of the cost or market value (whichever is lower) of Eligible Inventory or (ii) Eighty-Five Million Dollars ($85,000,000); provided, however, that the foregoing advance rates (A) shall be subject to such eligibility requirements and reserves as Agent and the Required Banks, in their reasonable judgment, shall deem necessary or appropriate based upon the results of the Asset Based Lending Examination, and (B) shall at all times be subject to modification or reduction in the reasonable discretion of Agent and the Required Banks.

                  "Domestic Guarantor of Payment" shall mean a Guarantor of Payment that shall be a Domestic Subsidiary of Borrower.

                  "Eligible Account Receivable" shall mean an Account of Borrower or any Domestic Guarantor of Payment to the extent arising out of completed sales by Borrower or any Domestic Guarantor of Payment in accordance with the terms and conditions of all purchase orders, contracts and other documents relating thereto, which, at all times until it is collected in full, continuously meets the following requirements: (a) arose in the ordinary course of business of Borrower or such Domestic Guarantor of Payment from the performance (fully completed) of services or bona fide sale of goods that have been shipped to the Account Debtor, and not more than 90 days from the due date as specified in the invoice relating to such account receivable have elapsed with respect to such account receivable; (b) has not been determined by Agent, in its sole discretion, to be unsatisfactory in any respect; and (c) is an Account in which Agent, for the benefit of the Banks, has a valid and enforceable first security interest.

                  "Eligible Inventory" shall mean all Inventory of Borrower or a Domestic Guarantor of Payment in which Agent, for the benefit of the Banks, has a valid and enforceable first security interest, except Inventory that is (a) located outside of the United States, (b) in the possession of a bailee or a third party, (c) damaged, defective, or obsolete, (d) held by any Person on consignment, or (e) determined by Agent, in its sole discretion, to be unsatisfactory in any respect.

                  "Fixed Asset Appraisal" shall mean appraisals, conducted by such firms or consultants as are reasonably acceptable to Agent and the Required Banks, in their sole discretion, of the real property, machinery, equipment and other fixed assets of the Companies, which appraisals shall be in form, detail and substance satisfactory to Agent and the Required Banks.

                  "Formula Borrowing Base Certificate" shall mean a Formula Borrowing Base Certificate in the form of EXHIBIT H hereto.

                  "Indenture Certificate" shall mean a certificate as described in Section 2.8(b)(ii) hereof, in the form of the attached EXHIBIT G-1.

                  "Government Account Receivable" shall mean any Account that arises out of contracts with or orders from the United States or any of its departments, agencies or instrumentalities.

                  "Maximum Revolving Amount" shall mean (a) for the period from November 14, 2001 through the day before the Adjustment Date, One Hundred Sixty Million Dollars ($160,000,000), and (b) on the Adjustment Date and thereafter, an amount equal to the sum of (i) the Borrowing Base plus (ii) the Additional Amount; or, in the case of both (a) and
         (b), such lesser amount as shall be determined pursuant to Section 2.5(c) hereof.

                  "Monthly Indenture Certificate" shall mean a certificate as described in Section 2.8(b)(iii) hereof, in the form of the attached EXHIBIT G-2.

                  "Senior Debt Coverage Condition" shall exist at any time that the Senior Debt Coverage Ratio shall be equal to or greater than 2.75 to 1.00.

         3. AMENDMENTS TO ARTICLE II. Article II of the Credit Agreement is hereby deleted with the following being inserted in place thereof:

                  SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement, each Bank shall participate, to the extent hereinafter provided, in making Revolving Loans to Borrower, and issuing Letters of Credit at the request of Borrower, in such aggregate amount as Borrower shall request pursuant to the Commitment; provided, however, that in no event shall the aggregate principal amount of all Revolving Loans and Letters of Credit outstanding under this Agreement be in excess of the Total Commitment Amount.

                  Each Bank, for itself and not one for any other, agrees to participate in Loans made and Letters of Credit issued hereunder during the Commitment Period on such basis that (a) immediately after the completion of any borrowing by Borrower or issuance of a Letter of Credit, the aggregate principal amount then outstanding on the Note issued to such Bank, when combined with such Bank's pro rata share of the Letter of Credit Exposure shall not be in excess of the Maximum Amount for such Bank, and (b) such aggregate principal amount outstanding on the Note issued to such Bank shall represent that percentage of the aggregate principal amount then outstanding on all Notes (including the Note held by such Bank) that is such Bank's Commitment Percentage.

                  Each borrowing from the Banks hereunder shall be made pro rata according to the respective Commitment Percentages of the Banks. The Loans may be made as Revolving Loans, and Letters of Credit may be issued, as follows:

                  A.       Revolving Loans.

                  Subject to the terms and conditions of this Agreement, during the Commitment Period, the Banks shall make a Revolving Loan or Revolving Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the amount of the Revolving Credit Commitment, when such Revolving Loans are combined with the Revolving Credit Exposure.

                  Each Revolving Loan shall mature on the last day of the Commitment Period. Each Revolving Loan shall bear interest at a Base Rate Option or one or more LIBOR Rate Options as selected by Borrower in accordance with the terms and conditions set forth herein; provided, however, that notwithstanding anything herein to the contrary, at any time that the Senior Debt Coverage Condition shall exist, Borrower shall not select a LIBOR Rate Option with respect to any Revolving Loan.

                  With respect to the Base Interest Segment of each Revolving Loan, Borrower shall pay interest on the unpaid principal amount thereof outstanding from time to time from the date thereof until paid, commencing December 31, 2000, and on the last day of each succeeding March, June, September and December thereafter and at the maturity thereof, at the Derived Base Rate from time to time in effect.

                  With respect to each LIBOR Interest Segment of each Revolving Loan, Borrower shall pay interest on the unpaid principal amount thereof outstanding from time to time, from the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto. Interest on each such LIBOR Interest Segment shall be at the Derived LIBOR Rate, as calculated on the first day of the Interest Period applicable thereto (fixed for such Interest Period with respect to the LIBOR Rate, but subject to changes in the Applicable Margin), and shall be payable on the Interest Adjustment Date with respect to such Interest Period (provided that if an Interest Period shall exceed three months, the interest must be paid every three months, commencing three months from the beginning of such Interest Period).

                  At the request of Borrower to Agent, subject to the notice and other provisions of Section 2.2 hereof, the Banks shall change all or any part of the Base Interest Segment of any Revolving Loan to a LIBOR Rate Option at any time, and shall change any LIBOR Interest Segment of any Revolving Loan to a Base Rate Option on the Interest Adjustment Date applicable to such LIBOR Interest Segment; provided, however, that, notwithstanding the foregoing, at any time that the Senior Debt Coverage Condition shall exist (a) Borrower shall not be permitted to change any part of the Base Interest Segment of any Revolving Loan to a LIBOR Rate Option, and (b) at the end of the Interest Adjustment Date applicable to each LIBOR Interest Segment of any Revolving Loan, Borrower shall either repay such LIBOR Interest Segment or change such LIBOR Interest Segment to a Base Rate Option.

                  The obligation of Borrower to repay the Revolving Loans made by each Bank and to pay interest thereon shall be evidenced by a Revolving Credit Note of Borrower in the form of EXHIBIT A hereto, payable to the order of such Bank in the principal amount of its Commitment, or, if less, the aggregate unpaid principal amount of Revolving Loans made by such Bank. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1A to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

                  B.       Letters of Credit.

                  Subject to the terms and conditions of this Agreement, during the Commitment Period, Agent shall, in the name of KeyBank National Association, but only as Agent for the Banks, issue such Letters of Credit for the account of Borrower or any Guarantor of Payment (other than Parent), as Borrower may from time to time request. Borrower shall not request any Letter of Credit (and Agent shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (a) the Letter of Credit Exposure would exceed the Letter of Credit Commitment or (b) the Revolving Credit Exposure would exceed the amount of the Revolving Credit Commitment. The issuance of each Letter of Credit shall confer upon each Bank the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such Bank's Commitment Percentage.

                  Each request for a Letter of Credit shall be delivered to Agent not later than 11:00 A.M. (Cleveland, Ohio time) three Business Days prior to the day upon which the Letter of Credit is to be issued. Each such request shall be in a form acceptable to Agent and specify the face amount thereof, whether such Letter of Credit is a commercial documentary or a standby Letter of Credit, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, and the nature of the transaction to be supported thereby. Concurrently with each such request, Borrower, and any Guarantor of Payment for whose benefit the Letter of Credit is to be issued, shall executed and deliver to Agent an appropriate application and agreement, being in the standard form of Agent for such letters of credit, as amended to conform to the provisions of this Agreement if required by Agent. Agent shall give each Bank notice of each such request for a Letter of Credit.

                  In respect of each Letter of Credit that shall be a commercial documentary letter of credit and the drafts thereunder, whether issued for the account of Borrower or a Guarantor of Payment, Borrower agrees
         (i) to pay to Agent, for the pro rata benefit of the Banks, a non-refundable commission based upon the face amount of the Letter of Credit, which shall be paid on the date that any draw shall be made on a Letter of Credit, at the rate of one and one-fourth percent (1 1/4%) per annum times the face amount of the Letter of Credit; (ii) to pay to Agent, for its sole account, an additional Letter of Credit fee, which shall be paid on each date that such Letter shall be issued or renewed at the rate of one-eighth percent (1/8 of 1%) of the face amount of such Letter of Credit; and (iii) to pay to Agent for its sole account, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as shall be generally charged by Agent under its fee schedule as in effect from time to time.

                  In respect of each Letter of Credit that shall be a standby letter of credit and the drafts thereunder, if any, whether issued for the account of Borrower or a Guarantor of Payment, Borrower agrees (i) to pay to Agent, for the pro rata benefit of the Banks, a non-refundable commission based upon the face amount of the Letter of Credit, which shall be paid quarterly in arrears, on the last day of each succeeding March, June, September and December of each year and at the expiration of such Letter of Credit, at the rate of one and one-fourth percent (1

         1/4%) per annum times the face amount of the Letter of Credit; (ii) to pay to Agent, for its sole account, an additional Letter of Credit fee, which shall be paid on each date that such Letter of Credit shall be issued or renewed at the rate of one-eighth percent (1/8 of 1%) of the face amount of such Letter of Credit; and (iii) to pay to Agent for its sole account, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as shall be generally charged by Agent under its fee schedule as in effect from time to time.

                  SECTION 2.2. CONDITIONS TO LOANS AND CHANGES IN INTEREST RATE. The obligation of the Banks to make a Loan, change the interest rate applicable to any portion of the outstanding principal balance of such Loan and of Agent to issue any Letter of Credit shall be conditioned, in the case of each borrowing, each change of interest rate hereunder and each issuance of a Letter of Credit, upon:

                  (a) all conditions precedent as listed in Article IV hereof shall have been satisfied on or before the Closing Date;

                  (b) with respect to a request for a Revolving Loan to be borrowed at a Base Rate Option, receipt by Agent of a Notice With Respect to Loan by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing, and, with respect to a request for a Revolving Loan to be borrowed at one or more LIBOR Rate Options, by 11:00 A.M. (Cleveland, Ohio time) three Business Days prior to the proposed date of borrowing. Such Notice With Respect to Loan shall be signed by a Financial Officer of Borrower, except that, with respect to a notice requesting Loans in an aggregate amount of less than Five Million Dollars ($5,000,000), such Notice With Respect to Loan may be signed by Anita Woodworth, or such other agent of Borrower who may be authorized by Borrower in a writing delivered to Administrative Agent. Agent shall notify each Bank of the date, amount and initial Interest Period (if applicable) promptly upon the receipt of such Notice With Respect to Loan, and, in any event, by 2:00 P.M. (Cleveland, Ohio time) on the date such Notice With Respect to Loan shall be received. On the date such Loan is to be made, each Bank shall provide Agent, not later than 3:00 P.M. (Cleveland, Ohio time), with the amount in federal or other immediately available funds, required of it, and, upon receipt by Agent of such funds from all of the Banks, Agent shall, by 5:00 P.M. (Cleveland, Ohio time) remit the proceeds of such Loan to Borrower. If Agent shall elect to advance the proceeds of such Loan prior to receiving funds from any Bank, Agent shall have the right, upon prior notice to Borrower, to debit any account of Borrower or otherwise receive from Borrower, on demand, such amount, in the event that such Bank shall fail to reimburse Agent. Agent shall also have the right to receive interest from such Bank at the Federal Funds Rate in the event that such Bank shall fail to provide its portion of the Loan on the date requested and Agent shall elect to provide such funds;

                  (c) with respect to a request for a change in or continuation of an interest rate option relating to any outstanding Revolving Loan, receipt by Agent of a Notice With Respect to Loan by (i) 11:00 A.M. (Cleveland, Ohio time) on the proposed date that any Base Rate Option is to become effective, and, (ii) 11:00 A.M. (Cleveland, Ohio time) three Business Days prior to the proposed date that any LIBOR Rate Option is to become effective. Such Notice With Respect to Loan shall be signed by a Financial Officer of Borrower, except that, with respect to a notice requesting a change in or continuation of an interest option relating to outstanding Revolving Loans the aggregate principal amount of which shall be less than Five Million Dollars ($5,000,000), such Notice With Respect to Loan may be signed by Anita Woodworth, or such other agent of Borrower who may be authorized by Borrower in a writing delivered to Administrative Agent. Agent shall notify each Bank of the date, amount and Interest Period (if applicable) promptly upon the receipt of any such Notice With Respect to Loan, and, in any event, by 2:00 P.M. (Cleveland, Ohio time) on the date such Notice With Respect to Loan shall be received;

                  (d) with respect to a request for a Revolving Loan or change in or continuation of an interest rate option, (i) each Base Rate Segment shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), increased by increments of One Hundred Thousand Dollars ($100,000), and (ii) each LIBOR Interest Segment shall be in an amount of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000);

                  (e) the fact that no Default or Event of Default shall then exist;

                  (f) the fact that each of the representations and warranties contained in Article VII hereof shall be true and correct in all material respects, except to the extent that any thereof expressly relate to an earlier date; and

                  (g) with respect to Letters of Credit, satisfaction of the notice provisions set forth in Section 2.1B hereof.

                  At no time shall Borrower have selected more than ten different Interest Periods for LIBOR Rate Options, and, if any Base Rate Option has been selected, then Borrower shall not have selected more than nine different Interest Periods.

                  Each request by Borrower for the making of a Loan or for the issuance of a Letter of Credit, or for the change in or continuation of, an interest rate option, shall be deemed to be a representation and warranty by Borrower, as of the date of such request, as to the facts specified in (e) and (f) above.

                  Each notice of a selection or continuation of, or change to, a LIBOR Rate Option shall be irrevocable and binding on Borrower and Borrower shall indemnify Agent and the Banks against any loss or expense incurred by Agent or the Banks as a result of any failure by Borrower to consummate such transaction including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of liquidation or re-employment of deposits or other funds acquired by the Banks to fund any LIBOR Interest Segment. A certificate as to the amount of such loss or expense submitted by the Banks to Borrower shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.3. PAYMENT ON NOTES. All payments of principal, interest and commitment and other fees shall be made to Agent in immediately available funds for the account of the Banks. Agent, on the same Business Day, shall distribute to each Bank its ratable share of the amount of principal, interest, and commitment and other fees received by it for the account of such Bank. Each Bank shall record (a) any principal, interest or other payment, and (b) the principal amount of each Revolving Loan, and the amount of each Base Interest Segment and LIBOR Interest Segments applicable thereto, and all prepayments thereof and the applicable dates with respect thereto, by such method as such Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under each Note. The aggregate unpaid amount of Loans set forth on the records of Agent shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Note. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Note, shall be stated to be due on a day that shall not be a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, however, that, with respect to any LIBOR Interest Segment, if the next succeeding Business Day shall fall in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

                  SECTION 2.4. PREPAYMENT. Borrower shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the Banks, all or any part of the principal amount of the Revolving Loans then outstanding, as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment. With respect to a prepayment of any Base Rate Interest Segment, Borrower shall have delivered to Agent a Notice With Respect to Loan by not later than 11:00 A.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made and, with respect to a prepayment of any LIBOR Interest Segment, Borrower shall have delivered to Agent a Notice With Respect to Loan by not later than 1:00 P.M. (Cleveland, Ohio time) three Business Days before the Business Day on which such prepayment is to be made. Prepayment of a Base Interest Segment shall be without any premium or penalty, other than any prepayment fees, penalties or other charges that may be contained in any Hedge Agreement.

                  In the case of any change of a LIBOR Interest Segment to a Base Rate Option or different LIBOR Rate Option, or of prepayment of any amount of any

         LIBOR Interest Segment, prior to the last day of the Interest Period applicable thereto (a "Revision To Interest Period"), Borrower agrees that if the reinvestment rate, as quoted by the money desk of Agent ("Reinvestment Rate"), shall be lower than the LIBOR Rate applicable to the LIBOR Interest Segment that is intended to have a Revision To Interest Period (hereinafter, "Last LIBOR"), then Borrower shall, upon written notice by Agent, promptly pay to Agent, for the benefit of the Banks, in immediately available funds, a LIBOR breakage fee equal to the product of (a) a rate that shall be equal to the difference between the Last LIBOR and the Reinvestment Rate, times (b) the principal amount of the LIBOR Interest Segment that is to have a Revision To Interest Period, times (c) (i) the number of days remaining in the Interest Period of the LIBOR Interest Segment that is to have a Revision To Interest Period divided by (ii) three hundred sixty (360). In addition, Borrower shall immediately pay directly to Agent, for the account of the Banks, the amount of any additional costs or expenses (including, without limitation, cost of telex, wires, or cables) incurred by Agent or the Banks in connection with such Revision To Interest Period, upon Borrower's receipt of a written statement from Agent. Each such change of a LIBOR Interest Segment to a Base Rate Option or a different LIBOR Rate option, or of prepayment of any amount of any LIBOR Interest Segment shall be in the aggregate principal sum of not less than Five Million Dollars ($5,000,000), except in the case of a mandatory prepayment pursuant to Section 2.7 or Article III hereof.

                  SECTION 2.5. COMMITMENT AND OTHER FEES; REDUCTION OF
         COMMITMENT.

                  (a) Borrower shall pay to Agent, for the ratable account of the Banks, as a consideration for the Commitment hereunder, a commitment fee from the Closing Date to and including the last day of the Commitment Period, payable quarterly, equal to (i) the Applicable Commitment Fee Rate in effect on the payment date, times (ii) (A) the average daily Total Commitment Amount in effect during such quarter, less (B) the average daily Revolving Credit Exposure during such quarter. The commitment fee shall be payable, in arrears, on December 31, 2000, and on the last day of each March, June, September and December thereafter, and on the last day of the Commitment Period.

                  (b) Borrower shall pay to Agent, for its sole benefit, all fees set forth in the Administrative Agent Fee Letter.

                  (c) Borrower may at any time or from time to time permanently reduce in whole or ratably in part the Total Commitment Amount to an amount not less than the Revolving Credit Exposure then outstanding, by giving not fewer than three Business Days' notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the Banks, of not less than Five Million Dollars ($5,000,000) or any multiple thereof. Agent shall promptly notify each Bank of the date of each such reduction and such Bank's proportionate share thereof. After each such reduction, the commitment fees payable hereunder shall be calculated upon the Total Commitment Amount as so reduced. If Borrower reduces in whole the Commitments of the Banks, on the effective date of such reduction (Borrower having prepaid in full the unpaid principal balance, if any, of the Notes, together with all interest and commitment and other fees accrued and unpaid), and provided that no Letter of Credit Exposure shall exist, all of the Notes shall be delivered to Agent marked "Canceled" and Agent shall redeliver such Notes to Borrower. Any partial reduction in the Total Commitment Amount shall be effective during the remainder of the Commitment Period.

                  SECTION 2.6. COMPUTATION OF INTEREST AND FEES; DEFAULT RATE. Interest on Loans, Related Expenses and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder, at the option of the Required Banks,
         (a) the principal of each Note and the unpaid interest thereon shall bear interest, until paid, at the Default Rate; and (b) the fee for the aggregate undrawn face amount of all issued and outstanding Letters of Credit shall be increased to three percent (3%) in excess of the then applicable fee from time to time in effect pursuant to Section 2.1B hereof. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.

                  SECTION 2.7. MANDATORY PAYMENT.

                  If, at any time, the Revolving Credit Exposure shall exceed either (a) the amount of the Revolving Credit Commitment or (b) the maximum amount of the Revolving Credit Commitment available pursuant to
         Section 2.8(b)(i) hereof, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Loans sufficient to bring the Revolving Credit Exposure within the lesser of (i) the amount of the Revolving Credit Commitment, or (ii) the maximum amount of the Revolving Credit Commitment available pursuant to Section 2.8(b)(i) hereof. Any prepayment of a LIBOR Interest Segment pursuant to this Section 2.7 shall be subject to the prepayment fees set forth in Section 2.4 hereof.

                  SECTION 2.8. FIXED CHARGE COVERAGE RATIO CONDITION.

                  (a) Borrower shall (i) provide immediate written notice to Agent and the Banks at any time that the Fixed Charge Coverage Ratio Condition exists or, within the next three months, is likely to exist, and, during any Fixed Charge Condition Period, Borrower shall not request any Loan or Letter of Credit, and the Banks shall not be obligated to make any Loan and Agent shall not be obligated to issue any Letter of Credit on behalf of the Banks, unless (A) Borrower shall have complied with the requirements of subparts (b), (c) and (d) below,
         (B) the
         proceeds of such Loan or the purpose of the Letter of Credit transaction shall constitute Permitted Indebtedness (as defined in the Indenture), and (C) upon request of Agent, Borrower shall provide to the Banks such evidence of use of proceeds of the Loans or the purpose of such Letter of Credit transaction and such opinion of counsel with respect to the Indenture, as Agent may from time to time require in its sole discretion, and (ii) on the first Business Day of each week, commencing on the Monday after the Closing Date, furnish to Agent, a Weekly Compliance Certification, certified by a Financial Officer of Borrower.

                  (b) During any Fixed Charge Condition Period, in addition to the requirements set forth in this Article 2 or elsewhere in this Agreement, Borrower shall not request any Loan or Letter of Credit, and the Banks shall not be obligated to make any Loan and Agent shall not be obligated to issue any Letter of Credit, unless:

                  (i) after giving effect to the making of such Loan or the issuance of such Letter of Credit, the Revolving Credit Exposure on such date (minus the Certified Acquisition Amount) shall be less than an amount equal to the greater of (A) Fifty Million Dollars ($50,000,000), or (B) the sum of (1) forty-five percent (45%) of the book value of accounts receivable of Borrower and its Subsidiaries and (2) twenty-five percent (25%) of the book value of the inventory of Borrower and its Subsidiaries;

                  (ii) concurrently with the request for any Loan or Letter of Credit, and in addition to the requirements set forth in Section 2.2 hereof, Borrower shall have submitted to Agent an Indenture Certificate certified by a Financial Officer of Borrower, in the form of EXHIBIT G-1 hereto and otherwise in form and substance satisfactory to Agent and the Banks, certifying that both the book value and the actual value of accounts receivable and inventory of Borrower and its Subsidiaries are no less than (A) One Hundred Million Dollars ($100,000,000) (or such lesser amount as Borrower, Agent and the Required Banks may agree to in writing), with respect to accounts receivable, and (B) One Hundred Sixty Million Dollars ($160,000,000) (or such lesser amount as Borrower, Agent and the Required Banks may agree to in writing), with respect to inventory;

                  (iii) on the fifteenth day of each month, commencing on March 15, 2001, Borrower shall have provided to Agent and the Banks a Monthly Indenture Certificate certified by a Financial Officer of Borrower, in the form of EXHIBIT G-2 hereto and otherwise in form and substance satisfactory to Agent and the Banks, certifying as to the specific value of accounts receivable and inventory of Borrower and its Subsidiaries on such date; and

                  (iv) Borrower shall have provided such evidence as Agent may require with respect to the actual use of the proceeds of any Loan or Letter of Credit, certified by a Financial Officer of Borrower and otherwise in form and substance satisfactory to Agent and the Banks.

                  (c) During the Fixed Charge Condition Period, and notwithstanding anything in this Agreement to the contrary:

                           (i) neither Borrower nor any of its Subsidiaries
                  shall make, or commit to make, any Acquisition;

                           (ii) the use of proceeds of any Loan or Letter of
                  Credit by Borrower and its Subsidiaries shall be solely for working capital purposes of Borrower and its Subsidiaries; provided, however, that the use of proceeds of any Loan by Borrower and its Subsidiaries may be for capital expenditures of Borrower and its Subsidiaries so long as:

                                    (1) any such Loan shall constitute Permitted
                           Indebtedness (as defined in the Indenture) pursuant to subpart (iv) of the definition of Permitted Indebtedness set forth in the Indenture;

                                    (2) the aggregate principal amount of all
                           such Loans the proceeds of which are used for capital expenditures in accordance with this subpart shall not exceed (when combined with all other loans and capitalized leases used to finance capital expenditures, so long as such other loans and capital leases are permitted pursuant to Section 5.8(c) hereof) at any time the lesser of (y) five percent (5%) of the tangible Consolidated total assets of Borrower or (z) Eighteen Million Five Hundred Thousand Dollars ($18,500,000);

                                    (3) without the prior written consent of
                           Agent and the Required Banks, Borrower and its Subsidiaries shall not make or commit to make Consolidated Capital Expenditures in excess of the amount of (y) Eighteen Million Five Hundred Thousand Dollars ($18,500,000) during the 2001 fiscal year of Borrower and (z) thereafter such amounts as Borrower, Agent and the Required Banks may agree to in writing (provided that such amount shall be zero until such agreement shall be reached); provided, however, that, the aggregate amount of capital expenditures made by Borrower to replace the fixed assets lost due to the fire at the Cicero, Illinois rubber plant shall be excluded from the limitations set forth in this subpart so long as such capital expenditures shall be made solely with and directly from the insurance proceeds received as reimbursement for the loss of fixed assets due to such fire;

                                    (4) with respect to the capital asset being
                           purchased with the proceeds of such Loan, within five
                           (5) Business Days after the purchase of such asset, the appropriate Company shall have executed and delivered to Agent, for the benefit of the Banks, such security agreements, UCC financing statements and other documents as Agent, in its discretion, shall require so that Agent shall have, for the benefit of the Banks, a first priority security interest and Lien on such asset;

                           (iii) neither Borrower nor any of its Subsidiaries
                  shall make any loan or advance to any Subsidiary of Borrower unless such Subsidiary shall be a Wholly-Owned Subsidiary of Borrower and no Subsidiary of Borrower that shall not be a Wholly Owned Subsidiary of Borrower shall make a loan or advance to Borrower or any of its Subsidiaries; provided, however, that, during the Fixed Charge Condition Period, Borrower may make loans or advances to PMC-Colinet, Inc. and PMC-Colinet, Inc. may make loans or advances to Borrower so long as (A) the aggregate amount of all such loans and advances shall not exceed One Million Dollars ($1,000,000) at any time and (B) each such loan or advance shall constitute Permitted Indebtedness (as defined in the Indenture); and

                           (iv) neither Borrower nor any of its Subsidiaries
                  shall incur any Indebtedness during the Fixed Charge Condition Period other than (A) Indebtedness incurred under this Agreement or the Secured Debt, (B) loans or capital leases made in accordance with subpart (c)(ii) above and Section 5.8(c) hereof, (C) unsecured Indebtedness incurred by MP Colinet under its existing line of credit so long as (1) the aggregate principal amount of all such Indebtedness incurred during the Fixed Charge Condition Period shall not exceed One Million Dollars ($1,000,000), and (2) such Indebtedness shall constitute Permitted Indebtedness (as defined in the Indenture).

                  (d) Notwithstanding anything in this Section 2.8 or elsewhere in this Agreement to the contrary, if, at any time, Agent, in its sole discretion, shall be unable to agree with Borrower that any Loan made or Letter of Credit issued, or requested to be made or issued, during the Fixed Charge Condition Period constitutes Permitted Indebtedness (as defined in the Indenture), then the Banks shall not be obligated to make any Loan and Agent shall not be obligated to issue any Letter of Credit until such time as any uncertainty is resolved in a manner reasonably satisfactory to Agent.

                  SECTION 2.9. EXTENSION OF COMMITMENT. Contemporaneously with the delivery of the financial statements required pursuant to Section 5.3(b) hereof (beginning with the financial statements for Borrower's fiscal year ending December 31, 2001), Borrower may deliver a Request for Extension, requesting that the Banks extend the maturity of the Commitment for an additional year. Each such extension shall require the unanimous written consent of all of the Banks and shall be upon such terms and conditions as may be agreed to by Agent, Borrower and the Banks. Borrower shall pay any attorneys' fees or other expenses of Agent in connection with the documentation of any such extension, as well as such other fees as may be agreed upon between Borrower and Agent.

                  4. AMENDMENT TO FINANCIAL STATEMENTS COVENANT. Section 5.3 of the Credit Agreement is hereby amended to add the following new subsections (i) and (j) thereto:

                  (i) within thirty (30) days after the end of each month, monthly financial statements for such month containing such information as Agent and the Banks shall request, including, but not limited to, balance sheets, an income statement and an accounts aging and inventory report, all to be in form and detail satisfactory to Agent and the Banks; and

                  (j) within (30) days after the end of each month, and at such other times as Agent may request, a Formula Borrowing Base Certificate, in form and detail satisfactory to Agent and the Banks and signed by a Financial Officer of Borrower; provided, however, that, if at any time the Availability shall be less than Ten Million Dollars ($10,000,000), then, Borrower shall immediately deliver a Formula Borrowing Base Certificate and, so long as such Availability shall be less than Ten Million Dollars ($10,000,000), Borrower shall deliver a Formula Borrowing Base Certificate within five days after the end of each week.

                  5. AMENDMENT TO FINANCIAL COVENANTS SECTION. Section 5.7 of the Credit Agreement is hereby amended to delete subsections (a), (b),
         (c) and (d) therefrom and to insert in place thereof, respectively, the following:

                  (a) INTEREST COVERAGE RATIO. Borrower shall not suffer or permit, at any time, for the most recently completed four fiscal quarters of Borrower, the ratio of (i) Consolidated Pro-Forma EBIT to
         (ii) Consolidated Pro-Forma Interest Expense to be less than (A) 1.60 to 1.00 on the Closing Date through December 31, 2000, (B) 1.40 to 1.00 on January 1, 2001 through March 31, 2001, (C) 1.20 to 1.00 on April 1, 2001 through June 30, 2001, and (D) 1.20 to 1.00 on December 31, 2002
         and thereafter.

                  (b) SENIOR DEBT COVERAGE RATIO. Borrower shall not suffer or permit, at any time, for the most recently completed four fiscal quarters of Borrower, the Senior Debt Coverage Ratio to exceed (i) 2.85 to 1.00 from the Closing Date through June 30, 2001, (ii) 3.40 to 1.00 on July 1, 2001 through March 31, 2002, (iii) 3.20 to 1.00 on April 1, 2002 through June 30, 2002, and (iv) 2.85 to 1.00 on July 1, 2002 and
         thereafter.

                  (c) LEVERAGE RATIO. Borrower shall not suffer or permit, at any time, for the most recently completed four fiscal quarters of Borrower, the Leverage Ratio to exceed (i) 4.80 to 1.00 on the Closing Date through December 31, 2000, (ii) 5.25 to 1.00 on January 1, 2001 through March 31, 2001, (iii) 6.00 to 1.00 on April 1, 2001 through June 30, 2001, and (iv) 6.00 to 1.00 on December 31, 2002 and
         thereafter.

                  (d) CASH-FLOW COVERAGE RATIO. Borrower shall not suffer or permit, at any time, for the most recently completed four fiscal quarters of Borrower, the Cash-Flow Coverage Ratio to be less than (i)
         1.25 to 1.00 on the Closing Date through December 31, 2000, (ii) 1.20 to 1.00 on January 1, 2001 through June 30, 2001, (iii) 1.00 to 1.00 on July 1, 2001 through March 31, 2002, (iv) 1.10 to 1.00 on April 1, 2002 through June 30, 2002, and (v) 1.20 to 1.00 on July 1, 2002 and thereafter.

         6. AMENDMENT TO BORROWING COVENANT. Section 5.8 of the Credit Agreement is hereby amended to delete subsection (j) therefrom and to insert in place thereof the following:

                  (j) Indebtedness of Borrower or a Guarantor of Payment in connection with any letter of credit issued for the account of Borrower or such Guarantor of Payment on or before November 14, 2001, so long as
         (i) the aggregate amount of all such Indebtedness of Borrower and all Guarantors of Payment in connection with all such letters of credit shall not exceed Five Million Dollars ($5,000,000) at any time, and
         (ii) any such letter of credit shall not be renewed or extended upon the expiration thereof;

         7. AMENDMENTS TO INVESTMENTS AND LOANS COVENANT. Section 5.11(b) of the Credit Agreement is hereby amended to delete subpart (F) therefrom and to insert in place thereof, respectively, the following:

                  (F) investments in any Person that is not Parent, a Sister Company or Borrower in the aggregate amount of One Million Dollars ($1,000,000); or

                  Section 5.11 of the Credit Agreement is hereby amended to delete subsections (c) and (d) therefrom and to insert in place thereof, respectively, the following:

                  (c) Parent shall not (i) make or hold any investment in any stocks, bonds or securities of any kind in any Person that is not Borrower or a Guarantor of Payment, (ii) make or keep outstanding any advance or loan to any Person that is not Borrower or a Guarantor of Payment, or (iii) be or become a Guarantor of any kind, except guaranties securing only Indebtedness of Borrower and its Subsidiaries incurred or permitted pursuant to this Agreement; provided that this Section shall not apply to (A) any investments or loans of Parent made on or before November 14, 2001, in the aggregate amount of One Million Five Hundred Thousand Dollars ($1,500,000), or (B) the holding of any stock of any Sister

         Company that shall have been created or acquired on of before November 14, 2001.

                  (d) Anything herein to the contrary notwithstanding, in no event shall Parent, Borrower or any Subsidiary of Borrower become a Guarantor of all or any part of the Indebtedness incurred in connection with the Senior Subordinated Notes.

         8. AMENDMENTS TO RESTRICTED PAYMENTS COVENANT. Section 5.20 of the Credit Agreement is hereby amended to delete subsections (c) and (d) therefrom and to insert in place thereof, respectively, the following:

                  (c) if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist, Parent may make Capital Distributions to the shareholders of Parent on or before November 14, 2001; and

                  (d) Parent may make a Repurchase on or before November 14, 2001, if (i) no Default or Event of Default shall then exist or immediately thereafter shall begin to exist; (ii) Borrower shall have provided to Agent and the Banks, as early as possible and, in any event, not fewer than five days prior to the date of such Repurchase,
         (A) written notice of such Repurchase, and (B) a projected Consolidated financial statement of Borrower accompanied by a certificate of a Financial Officer of Borrower showing projected compliance with Section
         5.7 hereof as of the end of the fiscal quarter in which such Repurchase is to occur; and (iii) the amount of consideration to be paid for any Repurchase would not cause the aggregate amount of consideration paid for all Repurchases prior to payment in full of the Debt and termination of this Agreement to exceed Fifteen Million Dollars ($15,000,000).

         9. AMENDMENT TO ADD NEW COVENANTS. Article V of the Credit Agreement is hereby amended to add the following new Sections 5.25 and 5.26 thereto:

                  SECTION 5.25. APPRAISALS. On November 15, 2001, the Asset Based Lending Examination and Fixed Asset Appraisal shall have been commenced, the costs of which shall be paid by Borrower.

                  SECTION 5.26. QUARTERLY BANK MEETINGS. Borrower shall cause a Financial Officer of Borrower to participate (whether in person or by teleconference or by such other means acceptable to Agent) at least once per fiscal quarter of Borrower in a meeting with Agent and the Banks to discuss, among other things, the financial statements of Borrower delivered to the Banks pursuant to Section 5.3(a) and (b) hereof (as applicable) and, when applicable, the pro-forma projections of Borrower delivered to the Banks pursuant to Section 5.3 (e) hereof, which meeting shall be scheduled on a Business Day and at such time during regular business hours as selected by Agent.

         10. AMENDMENTS TO SCHEDULES. The Credit Agreement is hereby amended to:

         (a) delete SCHEDULE 3 (Real Property Locations) therefrom and to insert in place thereof a new SCHEDULE 3 in the form of SCHEDULE 3 attached hereto;

         (b) delete EXHIBIT G-1 (now called "Indenture Certificate") and EXHIBIT G-2 (now called "Monthly Indenture Certificate") therefrom and to insert in place thereof a new EXHIBIT G-1 and EXHIBIT G-2 in the form of EXHIBIT G-1 and EXHIBIT G-2, respectively, hereto; and

         (c) add EXHIBIT H (Formula Borrowing Base Certificate) thereto in the form of EXHIBIT H hereto.

         11. AGREEMENT REGARDING LANDLORD'S WAIVERS. Notwithstanding anything in the Credit Agreement to the contrary, on or before December 15, 2001, a landlord's waiver, in form and substance satisfactory to Agent, for each leased location of Borrower or any of its Subsidiaries for which Agent shall not previously have received a landlord's waiver acceptable to Agent.

         12. CLOSING DELIVERIES. Concurrently with the execution of this Amendment, Borrower shall:

         (a) cause each Guarantor of Payment to consent and agree to and acknowledge the terms of this Amendment;

         (b) cause Parent to execute and deliver to Agent a Guaranty of Payment, Security Agreement, Intellectual Property Collateral Assignment Agreement and Pledge Agreement, each in form and substance satisfactory to Agent and dated as of the date hereof;

         (c) pay to Agent, for the pro rata benefit of the Banks, an amendment fee of Three Hundred Twenty Thousand Dollars ($320,000); and

         (d) pay all legal fees and expenses of Agent in connection with this Amendment and the Loan Documents.

         13. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Agent and the Banks that (a) Borrower has the legal power and authority to execute and deliver this Amendment, (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof, (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower, (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof, (e) Borrower is not aware of any claim or offset against, or defense or counterclaim to, any of Borrower's obligations or liabilities under the Credit Agreement or any Related Writing and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

         14. WAIVER. Borrower, by signing below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         15. REFERENCES TO CREDIT AGREEMENT. Each reference that is made in the Credit Agreement or any Related Writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment is a Related Writing as defined in the Credit Agreement.

         16. COUNTERPARTS. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         17. GOVERNING LAW. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

                  [Remainder of page intentionally left blank.]

         18. JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF.

                               PARK-OHIO INDUSTRIES, INC.

                               By:  /s/ Ronald J. Cozean
                                   ---------------------------------------------
                                       Ronald J. Cozean, Secretary

                               KEYBANK NATIONAL ASSOCIATION,
                                 as Agent and as a Bank

                               By: /s/ Babette C. Schubert
                                   ---------------------------------------------
                                       Babette C. Schubert, Vice President and
                                       Senior Banker

                               THE HUNTINGTON NATIONAL BANK,
                                 as Co-Agent and as a Bank

                               By:   /s/ John R. Marks
                                   ---------------------------------------------
                               Name:  John R. Marks
                                     -------------------------------------------
                               Title: Assistant Vice President
                                      ------------------------------------------

                               THE NORTHERN TRUST COMPANY

                               By:  /s/ David Sullivan
                                   ---------------------------------------------
                               Name:  David Sullivan
                                     -------------------------------------------
                               Title: Vice President
                                      ------------------------------------------

                               FIFTH THIRD BANK, NORTHEASTERN
                                 OHIO

                               By:  /s/ R. C. Lanctot
                                   ---------------------------------------------
                               Name:  Roy C. Lanctot
                                     -------------------------------------------
                               Title: Vice President
                                      ------------------------------------------







                            Signature Page 1 of 1 to
                                 Third Amendment

                            GUARANTOR ACKNOWLEDGMENT
                            ------------------------

         The undersigned consents and agrees to and acknowledges the terms of the foregoing Third Amendment Agreement. Each of the undersigned further agrees that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned shall remain in full force and effect and be unaffected hereby.

         The undersigned hereby waives and releases Bank and Bank's directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which the undersigned is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         JURY TRIAL WAIVER. BORROWER, AGENT, EACH BANK AND EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE BANKS OR THE GUARANTORS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT, THE BANKS AND THE GUARANTORS, OR ANY THEREOF.

ATBD, INC.                                                        PARK AVENUE TRAVEL LTD.
CASTLE RUBBER COMPANY                                             PARK-OHIO STRUCTURAL HARDWARE LLC
CICERO FLEXIBLE PRODUCTS, INC.                                    PHARMACEUTICAL LOGISTICS, INC.
DONEGAL BAY LTD.                                                  PHARMACY WHOLESALE LOGISTICS, INC.
GENERAL ALUMINUM MFG. COMPANY                                     PMC-COLINET, INC.PMC INDUSTRIES CORP.
ILS TECHNOLOGY, INC.                                              PRECISION MACHINING CONNECTION LLC
INTEGRATED HOLDING COMPANY                                        RB&W MANUFACTURING LLC
INTEGRATED LOGISTICS SOLUTIONS, INC.                              THE AJAX MANUFACTURING COMPANY
INTEGRATED LOGISTICS SOLUTIONS LLC (for itself                    THE METALLOY CORPORATION
   and as successor by merger to Columbia Nut & Bolt LLC,         TOCCO, INC.
   GIS Industries, Inc. and Industrial Fasteners LLC)             TRICKERATION, INC.
INTEGRATED LOGISTICS HOLDING COMPANY

By:  /s/ Ronald J. Cozean                                         By: /s/ Ronald J. Cozean
   -----------------------------------------------------             ---------------------------------------------------
Ronald J. Cozean, Secretary of each of the foregoing companies    Ronald J. Cozean,  Secretary of each of the  foregoing
                                                                  companies

                                   SCHEDULE 3
                            (Real Property Locations)



Castle Rubber Company                                 The Metalloy Corporation
1003 Railroad Street                                  103 W. Main Street
East Butler, PA 16029                                 Hudson, MI  49247

General Aluminum Mfg. Company                         The Metalloy Corporation
1370 Chamberlain Avenue                               393 Meridian Street
Conneaut, OH  44030                                   Hudson, MI  49247

Park-Ohio Industries, Inc.                            The Metalloy Corporation
46950 State Route 18 W.                               110-116 W. Main Street
Wellington, OH  4409                                  Hudson, MI  49247

Park-Ohio Industries, Inc.                            The Metalloy Corporation
3800 Harvard Avenue                                   3985 Munson Highway
Cleveland, OH 44105                                   Hudson, MI 49247

Park-Ohio Industries, Inc.                            The Metalloy Corporation
777 East 79th Street                                  3420 East Swagger Road
Cleveland, OH  44103                                  Fremont, IN  46737

Pharmacy Wholesale Logistics, Inc.                    The Metalloy Corporation
15625 Saranac Avenue                                  Tupelo Lee Industrial Park
Cleveland, OH  44110                                  193 CDF Boulevard
                                                      Shannon, MS  38868

Precision Machining Connection LLC                    TOCCO, Inc.
29100 Lakeland Boulevard                              1506 Industrial Boulevard
Wickliffe, OH  44092                                  Boaz, AL  35957

RB&W Manufacturing LLC                                TOCCO, Inc.
700 London Road                                       30100 Stephenson Highway
Delaware, OH  43015                                   Madison Heights, MI  48071

RB&W Manufacturing LLC                                TOCCO, Inc.
9801 Harvard Avenue                                   5855 Grant Avenue
Cleveland, OH  44105                                  Cleveland, OH  44105

RB&W Manufacturing LLC                                P-O Realty LLC
540 Narrows Run Road                                  1441 Chardon Road
Corapolis, PA  15108                                  Euclid, Ohio  44117

                                   EXHIBIT G-1

                              INDENTURE CERTIFICATE

                                           [Date]_______________________, 20____

KeyBank National Association, as Agent
127 Public Square
Cleveland, Ohio 44114-0616

Attention: ________________

Ladies and Gentlemen:

         The undersigned, a duly elected Financial Officer, as defined in the Credit and Security Agreement (as hereinafter defined), or otherwise duly authorized employee of PARK-OHIO INDUSTRIES, INC. ("Borrower"), refers to the Credit and Security Agreement, dated as of December 21, 2000 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), among Borrower, the Banks, KeyBank National Association, as Agent, and The Huntington National Bank, as Co-Agent.

         Concurrently herewith, Borrower has submitted a Notice With Respect to Loan pursuant to which Borrower has requested a Loan under the Credit Agreement.

         Pursuant to Section 2.8(b)(ii) of the Credit Agreement, the undersigned hereby certifies that on the proposed date of the Loan both prior to and after giving effect thereto:

         (a) the aggregate principal amount of all Loans outstanding on such date (minus the Certified Acquisition Amount) is less than an amount equal to the greater of (i) Fifty Million Dollars ($50,000,000), or (ii) the sum of (A) forty-five percent (45%) of the book value of accounts receivable of Borrower and its Subsidiaries and (B) twenty-five percent (25%) of the book value of the inventory of Borrower and its Subsidiaries;

         (b) the book value of accounts receivable and inventory of Borrower and its Subsidiaries are no less than (i) One Hundred Million Dollars ($100,000,000), with respect to accounts receivable, and (ii) One Hundred Sixty Million Dollars ($160,000,000), with respect to inventory; and

         (c) set forth on SCHEDULE 1 hereto are calculations confirming the amounts and values set forth in subparts (a) and (b) above.

         (d)      the use of the proceeds of the Loan are for (Check One):

                  _____    working capital purposes only; or

                  _____ are for the purchase of capital assets and the requirements of Section

                           2.8(c)(ii) of the Credit Agreement have been met (and set forth on SCHEDULE 1 hereto are calculations confirming the amounts and values required to be confirmed pursuant to such Section 2.8(c)(ii));

         (e) under the undersigned's supervision, a review of the terms and conditions of the Indenture has been made and, based on such review, as of the date hereof, there is no Default (as defined in the Indenture) or Event of Default (as defined in the Indenture) that exists;

         (e) the representations and warranties contained in each Loan Document are correct as of the date hereof;

         (f) no event has occurred and is continuing that constitutes a Default or Event of Default; and

         (g)      the conditions set forth in Section 2.2, Section 2.8 and
                  Article IV of the Credit Agreement have been satisfied.

                                             Very truly yours,

                                             PARK-OHIO INDUSTRIES, INC.


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:

                                  Schedule 1 to
                              Indenture Certificate

--------------------------------------------------------------------------------------------------------------------
I.  FOR ALL LOANS

A.  Book Value of Accounts Receivable Greater than (no    $__________________(1)
    less than $100,000,000)

B.  Book Value of Inventory (no less than $160,000,000)   $__________________(2)

C.  45% of Book Value of Accounts Receivable
                                                                                        $___________________
D.  25% of Book Value of Inventory
                                                                                        $___________________
E.  Total of C + D
                                                                                        $___________________
F.   (1) Aggregate amount of Loans outstanding
                                                          $___________________
     (2) Minus Certified Acquisition Amount
                                                          $___________________
         Total of (1) minus (2)
                                                          $___________________
     G.  Total of E minus F (availability)
                                                                                        $___________________
     H.  Amount of requested Loan
                                                                                        $___________________
I.   Total of G minus H
                                                                                        $___________________

--------------------------------------------------------- ----------------------------- ------------------------------
II. FOR LOANS FOR CAPITAL EXPENDITURES

     A.  Aggregate amount of capital expenditures made    $___________________
since January 1, 2001(3)

     B.  Aggregate amount of loans and capital leases                                   $___________________
the proceeds of which have been used for capital
expenditures

     C.  Amount of requested Loan                                                       $___________________

     D.  Total of B + C(4)                                                              $___________________
--------------------------------------------------------- ----------------------------- ------------------------------

1 An entry of "No less than $100,000,000" is sufficiently specific for this
  Certificate.
2 An entry of "No less than $160,000,000" is sufficiently specific for this Certificate.
3 Must be less than $18,500,000
4 Must be less than the lesser of (a) five percent (5%) of the tangible consolidated total assets or (b) $18,500,000

                                   EXHIBIT G-2
                          MONTHLY INDENTURE CERTIFICATE

                                           [Date]_______________________, 20____

KeyBank National Association, as Agent
127 Public Square
Cleveland, Ohio 44114-0616

Attention: ________________

Ladies and Gentlemen:

         The undersigned, a duly elected Financial Officer, as defined in the Credit and Security Agreement (as hereinafter defined) of PARK-OHIO INDUSTRIES, INC. ("Borrower"), refers to the Credit and Security Agreement, dated as of December 21, 2000 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), among Borrower, the Banks, KeyBank National Association, as Agent, and The Huntington National Bank, as Co-Agent.

         Pursuant to Section 2.8(b)(iii) of the Credit Agreement, the undersigned hereby certifies that, as of the date hereof:

         (a) the book value of accounts receivable of Borrower and its Subsidiaries is $___________________;

         (b) the book value of the inventory of Borrower and its Subsidiaries is $________________;

         (c) under the undersigned's supervision, a review of the terms and conditions of the Indenture and based on such review, as of the date hereof, there is no Default (as defined in the Indenture) or Event of Default (as defined in the Indenture) that exists;

         (d) the representations and warranties contained in each Loan Document are correct as of the date hereof;

         (e) no event has occurred and is continuing that constitutes a Default or Event of Default; and

         (f) the conditions set forth in Section 2.2, Section 2.8 and Article IV of the Credit Agreement have been satisfied.

                                          Very truly yours,

                                          PARK-OHIO INDUSTRIES, INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                    EXHIBIT H

                       FORMULA BORROWING BASE CERTIFICATE

Computed as of: ____________________________
                (required at each month-end)


         I, the undersigned, the Chief Financial Officer of Park-Ohio Industries, Inc. ("Borrower"), does hereby certify, pursuant to the Credit and Security Agreement dated as of December 21, 2000, among Borrower, the banks named therein ("Banks") and KeyBank National Association, as agent for the Banks ("Agent"), that the following computations have been made in accordance with the provisions of the Credit Agreement and are true and correct:

(A)  Accounts Receivable:
     (1)  Total Accounts Receivable                           $______________________

     (2)  Less: A/R greater than 90 days Past Due Date        $______________________

     (3)  Eligible Accounts Receivable                        $_______________________

     (4)  Advance Rate                                                            80%

     (5)  QUALIFIED ACCOUNTS RECEIVABLE [#3 x #4]             $_______________________


(B)  Inventory:
     (1)  Total Inventory                                     $_______________________

     (2)  Advance Rate                                                            50%

     (3)  Discounted Inventory [#1 x #2]                      $_______________________

     (4)  QUALIFIED INVENTORY
      [The lesser of $85MM or #3]                             $_______________________

(C)  Combined QUALIFIED ACCOUNTS
         RECEIVABLE & QUALIFIED INVENTORY                     $_______________________

(D)  Total Revolving Credit Facility Outstandings             $_______________________

(E)  Borrowing Base Over/(Under) [C - D]                      $_______________________


                                                     PARK-OHIO INDUSTRIES, INC.

                                                     By:______________________________________
                                                     Name:____________________________________
                                                     Title:___________________________________